Exhibit 4.5

STRUCTURE THERAPEUTICS INC.

FORM OF PRE-FUNDED WARRANT TO PURCHASE ORDINARY SHARES REPRESENTED BY
AMERICAN DEPOSITARY SHARES

Number of Warrant ADSs: [ ]
(subject to adjustment)

Warrant No. [ ]	Original Issue Date: [ ], 2024

Structure Therapeutics Inc., an exempted company incorporated in the Cayman Islands with limited liability (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [ ] or its registered assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company up to a total of [ ] ordinary shares, $0.0001 par value per share (the “Ordinary Shares”), of the Company, represented by [ ] American Depositary Shares (“ADSs”), each three (3) Ordinary Shares represented by one (1) ADS (such shares, the "Warrant Shares", and the ADSs issuable hereunder, the “Warrant ADSs”), at an exercise price per share equal to $0.0001 per share (as adjusted from time to time as provided in Section 9, the “Exercise Price”), upon surrender of this Pre-Funded Warrant to Purchase Ordinary Shares Represented by American Depositary Shares (the “Warrant”) at any time and from time to time on or after the date hereof (the “Original Issue Date”), subject to the following terms and conditions:

1. Definitions. For purposes of this Warrant, the following terms shall have the following meanings:

(a)  “Affiliate” means any Person directly or indirectly controlled by, controlling or under common control with, a Holder, but only for so long as such control shall continue. For purposes of this definition, “control” (including, with correlative meanings, “controlled by”, “controlling” and “under common control with”) means, with respect to a Person, possession, direct or indirect, of (a) the power to direct or cause direction of the management and policies of such Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), or (b) at least 50% of the voting securities (whether directly or pursuant to any option, warrant or other similar arrangement) or other comparable equity interests.

(b)  “Commission” means the United States Securities and Exchange Commission.

(c)  “Closing Sale Price” means, for any security as of any date, the last trade price for such security on the Principal Trading Market for such security, as reported by Bloomberg Financial Markets, or, if such Principal Trading Market begins to operate on an extended hours basis and does not designate the last trade price, then the last trade price of such security prior to 4:00 P.M., New York City time, as reported by Bloomberg Financial Markets, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg Financial Markets, or, if no last trade price is reported for such security by Bloomberg Financial Markets, the average of the bid and ask prices, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then the Board of Directors of the Company shall use its good faith judgment to determine the fair market value. The Board of Directors’ determination shall be binding upon all parties absent demonstrable error. All such determinations shall be appropriately adjusted for any dividend, share split, share combination or other similar transaction during the applicable calculation period.

(d)  “Depositary” means JPMorgan Chase Bank, N.A., the current depositary bank of the Company’s ADSs, with a mailing address of 383 Madison Avenue, Floor 11, New York, New York, 10179 and an email address of DR_Global_CSM@jpmorgan.com, and any successor depositary bank of the Company.

(e)  “Principal Trading Market” means the national securities exchange or other trading market on which the ADSs are primarily listed on and quoted for trading, which, as of the Original Issue Date, shall be the Nasdaq Global Market.

(f)  “Registration Statement” means the Company’s Registration Statement on Form S-1, as may be amended from time to time (File No. 333-[       ]).

(g)  “Securities Act” means the Securities Act of 1933, as amended.

(h)  “Trading Day” means any weekday on which the Principal Trading Market is normally open for trading.

2. Issuance of Securities; Registration of Warrants. The Warrant, as initially issued by the Company, is offered and sold pursuant to the Registration Statement. As of the Original Issue Date, the Warrant ADSs are issuable under the Registration Statement. Accordingly, the Warrant and, assuming issuance pursuant to the Registration Statement or an exchange meeting the requirements of Section 3(a)(9) of the Exchange Act as in effect on the Original Issue Date, the Warrant ADSs, are not “restricted securities” under Rule 144 promulgated under the Securities Act. The Company shall register ownership of this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder (which shall include the initial Holder or, as the case may be, any assignee to which this Warrant is assigned hereunder) from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3. Registration of Transfers. Subject to compliance with all applicable securities laws, the Company shall register the transfer of all or any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, and payment for all applicable transfer taxes (if any). Upon any such registration or transfer, a new warrant to purchase Ordinary Shares represented by ADSs in substantially the form of this Warrant (any such new warrant, a “New Warrant”) evidencing the portion of this Warrant so transferred shall be issued to the transferee, and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the New Warrant that the Holder has in respect of this Warrant. The Company shall prepare, issue and deliver at the Company’s own expense any New Warrant under this Section 3. Until due presentment for registration of transfer, the Company may treat the registered Holder hereof as the owner and holder for all purposes, and the Company shall not be affected by any notice to the contrary.

4. Exercise and Duration of Warrants.

(a)  All or any part of this Warrant shall be exercisable by the registered Holder in any manner permitted by Section 10 of this Warrant at any time and from time to time on or after the Original Issue Date.

(b)  The Holder may exercise this Warrant by delivering to the Company (i) an exercise notice, in the form attached as Schedule 1 hereto (the “Exercise Notice”), completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant ADSs as to which this Warrant is being exercised (which may take the form of a “cashless exercise” if so indicated in the Exercise Notice pursuant to Section 10), and the date on which the last of such items is delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.” The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant ADSs, if any.

5. Delivery of Warrant ADSs.

(a)  Upon exercise of this Warrant, the Company shall promptly (but in no event later than two Trading Days after the Exercise Date), upon the request of the Holder, cause its registrar to deposit the Warrant Shares subject to such exercise with the Depositary and instruct the Depositary to credit the account of the Holder’s or its designee’s balance account with The Depository Trust Company (“DTC”) through its Deposit Withdrawal Agent Commission system, if the Depositary is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant ADSs to or resale of the Warrant ADSs by Holder or (B) the Warrant ADSs are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144 (assuming cashless exercise of the Warrants), and otherwise by physical delivery of a certificate, for the number of Warrant ADSs to which the Holder is entitled pursuant to such exercise to the address as specified in the Exercise Notice. The Holder, or any natural person or legal entity (each, a “Person”) so designated by the Holder to receive Warrant ADSs, shall be deemed to have become the holder of record of such Warrant ADSs as of the Exercise Date, irrespective of the date such Warrant ADSs are delivered.

(b)  If by the close of the second Trading Day after the Exercise Date, the Company fails to cause the Depositary to deliver to the Holder the Warrant ADSs in the manner required pursuant to Section 5(a), and if after such second Trading Day and prior to the receipt of such Warrant ADSs, the Holder purchases (in an open market transaction or otherwise) ADSs to deliver in satisfaction of a sale by the Holder of the Warrant ADSs which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall, within two Trading Days after the Holder’s request and in the Holder’s sole discretion, either (1) pay in cash to the Holder an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the ADSs so purchased, at which point the Company’s obligation to deliver such Warrant ADSs shall terminate or (2) promptly honor its obligation to deliver to the Holder Warrant ADSs and pay cash to the Holder in an amount equal to the excess (if any) of Holder’s total purchase price (including brokerage commissions, if any) for the ADSs so purchased in the Buy-In over the product of (A) the number ADSs purchased in the Buy-In, times (B) the Closing Sale Price of an ADS on the Exercise Date.

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(c)  To the extent permitted by law and subject to Section 5(b), the Company’s obligations to issue and deliver Warrant ADSs in accordance with and subject to the terms hereof (including the limitations set forth in Section 11) are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance that might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant ADSs. Subject to Section 5(b), nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Warrant ADSs upon exercise of the Warrant as required pursuant to the terms hereof.

6. Charges, Taxes and Expenses. Issuance and delivery of Warrant ADSs upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax or other incidental tax or expense (excluding any applicable stamp duties) in respect of the issuance of such Warrant ADSs, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of any Warrant ADSs or the Warrants in a name other than that of the Holder or an Affiliate thereof. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant ADSs upon exercise hereof.

7. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction (in such case) and, in each case, a customary and reasonable indemnity and surety bond, if requested by the Company. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

8. Reservation of Warrant ADSs. The Company covenants that it will, at all times while this Warrant is outstanding, reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved shares, solely for the purpose of enabling it to issue Warrant ADSs upon exercise of this Warrant as herein provided, the number of Warrant Shares that are initially issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant ADSs so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and non-assessable. The Company will take all such action as may be reasonably necessary to assure that such ADSs may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the ADSs may be listed. The Company further covenants that it will not, without the prior written consent of the Holder, take any actions to increase the par value of the Ordinary Shares issuable upon the exercise of Warrant ADSs at any time while this Warrant is outstanding.

9. Certain Adjustments. The Exercise Price and number of Warrant ADSs issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

(a)  Share and ADS Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a share or ADS dividend or otherwise makes a distribution or distributions on ADSs or any other equity or equity equivalent securities payable in Ordinary Shares or ADSs (which, for avoidance of doubt, shall not include any ADSs issued by the Company upon exercise of this Warrant), (ii) subdivides its outstanding Ordinary Shares or ADSs into a larger number of shares or ADSs, (iii) combines its outstanding Ordinary Shares or ADSs into a smaller number of shares or ADSs or (iv) issues by reclassification of Ordinary Shares, ADSs or any shares of equity of the Company, then in each such case the Exercise Price shall be multiplied by a fraction, the numerator of which shall be the number of Ordinary Shares or ADSs outstanding immediately before such event and the denominator of which shall be the number of Ordinary Shares or ADSs outstanding immediately after such event, and the number of ADSs issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution, provided, however, that if such record date shall have been fixed and such dividend is not fully paid on the date fixed therefor, the Exercise Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Exercise Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends. Any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

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(b)  Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, distributes to all holders of Ordinary Shares or ADSs for no consideration (i) evidences of its indebtedness, (ii) any security (other than a distribution of Ordinary Shares or ADSs covered by the preceding paragraph) or (iii) rights or warrants to subscribe for or purchase any security, or (iv) cash or any other asset (in each case, “Distributed Property”), then, upon any exercise of this Warrant that occurs after the record date fixed for determination of shareholders entitled to receive such distribution, the Holder shall be entitled to receive, in addition to the Warrant ADSs otherwise issuable upon such exercise (if applicable), the Distributed Property that such Holder would have been entitled to receive in respect of such number of Warrant ADSs had the Holder been the record holder of such Warrant ADSs immediately prior to such record date without regard to any limitation on exercise contained therein.

(c)  Fundamental Transactions. If, at any time while this Warrant is outstanding (i) the Company effects any merger or consolidation of the Company with or into another Person, in which the Company is not the surviving entity and in which the shareholders of the Company immediately prior to such merger or consolidation do not own, directly or indirectly, at least 50% of the voting power of the surviving entity immediately after such merger or consolidation, (ii) the Company effects any sale to another Person of all or substantially all of its assets in one transaction or a series of related transactions, (iii) pursuant to any tender offer or exchange offer (whether by the Company or another Person), holders of equity tender shares representing more than 50% of the voting power of the equity of the Company and the Company or such other Person, as applicable, accepts such tender for payment, (iv) the Company consummates a share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the voting power of the equity of the Company (except for any such transaction in which the shareholders of the Company immediately prior to such transaction maintain, in substantially the same proportions, the voting power of such Person immediately after the transaction) or (v) the Company effects any reclassification of Ordinary Shares or any compulsory share exchange pursuant to which the Ordinary Shares are effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of Ordinary Shares or ADSs covered by Section 9(a)) (in any such case, a “Fundamental Transaction”), then following such Fundamental Transaction the Holder shall have the right to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant ADSs then issuable upon exercise in full of this Warrant without regard to any limitations on exercise contained herein (the “Alternate Consideration”). The Company shall not effect any Fundamental Transaction in which the Company is not the surviving entity or the Alternate Consideration includes securities of another Person unless (i) the Alternate Consideration is solely cash and the Company provides for the simultaneous “cashless exercise” of this Warrant pursuant to Section 10 or (ii) prior to or simultaneously with the consummation thereof, any successor to the Company, surviving entity or other Person (including any purchaser of assets of the Company) shall assume the obligation to deliver to the Holder such Alternate Consideration as, in accordance with the foregoing provisions, the Holder may be entitled to receive, and the other obligations under this Warrant. The provisions of this paragraph (c) shall similarly apply to subsequent transactions analogous of a Fundamental Transaction type.

(d)  Number of Warrant ADSs. Simultaneously with any adjustment to the Exercise Price pursuant to Section 9, the number of Warrant ADSs that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant ADSs shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

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(e)  Calculations. All calculations under this Section 9 shall be made to the nearest one-tenth of one cent or the nearest share, as applicable.

(f)  Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will, at the written request of the Holder, promptly compute such adjustment, in good faith, in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant ADSs or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder.

(g)  Notice of Corporate Events. If, while this Warrant is outstanding, the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Ordinary Shares or ADSs, including, without limitation, any granting of rights or warrants to subscribe for or purchase any equity of the Company or any subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits shareholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then, except if such notice and the contents thereof shall be deemed to constitute material non-public information, the Company shall deliver to the Holder a notice of such transaction at least 10 days prior to the applicable record or effective date on which a Person would need to hold Ordinary Shares or ADSs in order to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice. In addition, if while this Warrant is outstanding, the Company authorizes or approves, enters into any agreement contemplating or solicits shareholder approval for any Fundamental Transaction contemplated by Section 9(c), other than a Fundamental Transaction under clause (iii) of Section 9(c), the Company shall deliver to the Holder a notice of such Fundamental Transaction at least 30 days prior to the date such Fundamental Transaction is consummated. Holder agrees to maintain any information disclosed pursuant to this Section 9(g) in confidence until such information is publicly available, and shall comply with applicable law with respect to trading in the Company’s securities following receipt any such information.

10. Payment of Exercise Price. Notwithstanding anything contained herein to the contrary, the Holder may, in its sole discretion, satisfy its obligation to pay the Exercise Price through a “cashless exercise”, in which event the Company shall issue to the Holder the number of Warrant ADSs in an exchange of securities effected pursuant to Section 3(a)(9) of the Securities Act, as determined as follows:

X = Y [(A-B)/A]

where:

“X” equals the number of Warrant ADSs to be issued to the Holder;

“Y” equals the total number of Warrant ADSs with respect to which this Warrant is then being exercised;

“A” equals the Closing Sale Prices of the ADSs (as reported by Bloomberg Financial Markets) as of the Trading Day on the date immediately preceding the Exercise Date; and

“B” equals the Exercise Price then in effect for the applicable Warrant ADSs at the time of such exercise.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant ADSs issued in a “cashless exercise” transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant ADSs shall be deemed to have commenced, on the date this Warrant was originally issued (provided that the Commission continues to take the position that such treatment is proper at the time of such exercise). In the event that the Registration Statement or another registration statement registering the issuance of Warrant ADSs is, for any reason, not effective at the time of exercise of this Warrant, then the Warrant may only be exercised through a cashless exercise, as set forth in this Section 10. Except as set forth in Section 5(b) (Buy-In remedy) and Section 12 (payment of cash in lieu of fractional ADSs), in no event will the exercise of this Warrant be settled in cash.

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11. Limitations on Exercise.

(a)  Notwithstanding anything to the contrary contained herein, the Company shall not effect any exercise of this Warrant, and the Holder shall not be entitled to exercise this Warrant for a number of Warrant ADSs in excess of that number of ADSs which, upon giving effect or immediately prior to such exercise, would cause (i) the aggregate number of Ordinary Shares or ADSs beneficially owned by the Holder and its Affiliates and any other Persons whose beneficial ownership of Ordinary Shares or ADSs would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act, to exceed [4.99][9.99]% (the “Maximum Percentage”) of the total number of issued and outstanding Ordinary Shares or ADSs of the Company following such exercise, or (ii) the combined voting power of the securities of the Company beneficially owned by the Holder and its Affiliates and any other Persons whose beneficial ownership of Ordinary Shares or ADSs would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act to exceed [4.99][9.99]% of the combined voting power of all of the securities of the Company then outstanding following such exercise. For purposes of this Warrant, in determining the number of outstanding Ordinary Shares or ADSs, the Holder may rely on the number of outstanding Ordinary Shares or ADSs as reflected in (x) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, filed with the Commission prior to the date hereof, (y) a more recent public announcement by the Company or (z) any other notice by the Company setting forth the number of Ordinary Shares or ADSs outstanding. Upon the written request of the Holder, the Company shall within three Trading Days confirm in writing or by electronic mail to the Holder the number of Ordinary Shares or ADSs then outstanding. In any case, the number of outstanding Ordinary Shares or ADSs shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder since the date as of which such number of outstanding Ordinary Shares or ADSs was reported. By written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage specified in such notice; provided that any such increase will not be effective until the 61st day after such notice is delivered to the Company. For purposes of this Section 11(a), the aggregate number of Ordinary Shares or voting securities beneficially owned by the Holder and its Affiliates and any other Persons whose beneficial ownership of Ordinary Shares would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act shall include the Ordinary Shares or ADSs issuable upon the exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of Ordinary Shares or ADSs which would be issuable upon (x) exercise of the remaining unexercised and non-cancelled portion of this Warrant by the Holder and (y) exercise or conversion of the unexercised, non-converted or non-cancelled portion of any other securities of the Company that do not have voting power (including without limitation any securities of the Company which would entitle the holder thereof to acquire at any time Ordinary Shares or ADSs, including without limitation any debt, preferred shares, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares or ADSs), is subject to a limitation on conversion or exercise analogous to the limitation contained herein and is beneficially owned by the Holder or any of its Affiliates and other Persons whose beneficial ownership of Ordinary Shares or ADSs would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act.

(b)  This Section 11 shall not restrict the number of Ordinary Shares or ADSs a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a Fundamental Transaction as contemplated in Section 9(c) of this Warrant.

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12. No Fractional Shares. No fractional Warrant ADSs will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares that would otherwise be issuable, the number of Warrant ADSs to be issued shall be rounded down to the next whole number and the Company shall pay the Holder in cash the fair market value (based on the Closing Sale Price) for any such fractional shares.

13. Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile or confirmed e-mail at the facsimile number or e-mail address specified in the books and records of the Company prior to 5:30 P.M., New York City time, on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or confirmed e-mail at the facsimile number or e-mail address specified in the books and records of the Company on a day that is not a Trading Day or later than 5:30 P.M., New York City time, on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service specifying next business day delivery, or (iv) upon actual receipt by the Person to whom such notice is required to be given, if by hand delivery.

14. Warrant Agent. The Company shall initially serve as warrant agent under this Warrant. Upon 30 days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

15. Miscellaneous.

(a)  No Rights as a Shareholder or ADS Holder. The Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a shareholder, or ADS holder, of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of shares, reclassification of shares, consolidation, merger, amalgamation, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant ADSs which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder or ADS holder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

(b)  Authorized Shares.

(i)  Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Ordinary Shares issuable upon the exercise of Warrant ADSs above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Warrant ADSs upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

(ii)  Before taking any action that would result in an adjustment in the number of Warrant ADSs for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

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(c)  Successors and Assigns. Subject to compliance with applicable securities laws, this Warrant may be assigned by the Holder. This Warrant may not be assigned by the Company without the written consent of the Holder, except to a successor in the event of a Fundamental Transaction. This Warrant shall be binding on and inure to the benefit of the Company and the Holder and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder, or their successors and assigns.

(d)  Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

(e)  Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

(f)  Governing Law; Jurisdiction. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PERSON AT THE ADDRESS IN EFFECT FOR NOTICES TO IT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. EACH OF THE COMPANY AND THE HOLDER HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

(g)  Headings. The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(h)  Severability. In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby, and the Company and the Holder will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

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8

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

STRUCTURE THERAPEUTICS INC.

By:
Name:
Title:

SCHEDULE 1

FORM OF EXERCISE NOTICE

[To be executed by the Holder to purchase ADSs under the Warrant]

Ladies and Gentlemen:

(1) The undersigned is the Holder of Warrant No. _____ (the “Warrant”) issued by Structure Therapeutics Inc., an exempted company incorporated in the Cayman Islands with limited liability (the “Company”). Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Warrant.

(2) The undersigned hereby exercises its right to purchase _____________ Warrant ADSs pursuant to the Warrant.

(3) The Holder intends that payment of the Exercise Price shall be made as (check one):

☐	Cash Exercise

☐	“Cashless Exercise” under Section 10 of the Warrant

(4) If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $_____________ in immediately available funds to the Company in accordance with the terms of the Warrant.

(5) Pursuant to this Exercise Notice, the Company shall deliver to the Holder Warrant ADSs determined in accordance with the terms of the Warrant.

Delivery Instructions for Warrant ADSs:

•	DTC Participant name and number: _______________________

•	Contact of DTC Participant: _______________________

•	Telephone Number of Participant Contact: _______________________

(6) By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess of the number of Ordinary Shares or ADSs (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended) permitted to be owned under Section 11(a) of the Warrant to which this notice relates.

Dated:

Name of Holder:

By:

Name:

Title:

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)